SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 1, 2002
Date of Report (Date of Earliest Event Reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	811-04893 (Commission File Number)	042942862 (IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)

(212) 662-2789
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure.

         Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the January 2002 Monthly Review on the Fund by the Fund’s investment adviser.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2002

By:	/s/ Haichi Vicki Hau

Name: Title:	Haichi Vicki Hau Secretary

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THE TAIWAN FUND, INC. REVIEW
JANUARY 2002

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei, Taiwan, R.O.C	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

We are upgrading our 2002 GDP forecast to 2.73% (from 2.0%), compared with the consensus call for growth of 1.6%. There are signs that the economy is finding a floor. The index of leading indicators recorded a marked improvement in 4Q01, it rose by 1% m/m in December following a gain of 1.2% m/m in November. External demand looks to be stabilizing. On a seasonally-adjusted m/m basis, exports posted gains in 4Q01, with the electronics sector leading the way.

The Taiwan stock market continues to rise reflecting the views that the worst is over and demand is recovering. Given the rising technology valuation premium and signs of recovery in cyclical sectors, money flowed to non-tech cyclicals, i.e. steel (up 22.2%), plastic (up 28.29%) and textiles (up 24.83%). Despite the strong performance of these non-tech sectors, we think the pick-up is seasonal and rotational buying, which tend to be short term. We still overweight the technology sector due to our belief that the sector is the most competitive industry in Taiwan. Our technology favorite fundamental trends this year are cyclical and outsourcing. For cyclical exposures, we favor TFT-LCD display and DRAM. Outsourcing play is more stock-specific. With IT spending still expected to be flat to down this year, it will truly be a case of the haves and have-nots. Bottom up stock-picking is the focus of the investment decision. Accton (networking), Realtek (IC design), Quanta (notebook), Austek (motherboard) and Beng (communication) are among our top holdings.

Total Fund Asset Allocation

As of 01/31/02	% of	% of
	Total Fund	TAIEX

Electronics	23.94	18.62

Semiconductor	20.67	23.40

PC & Peripherals	16.25	16.22

Banking	10.19	14.09

Telecommunication	8.13	6.47

Plastics	4.00	4.12

Textile	2.47	2.97

Auto	0.95	0.67

Steel	0.88	1.78

Rubber	0.85	0.43

*C. S. & Software	0.84	0.74

Retail	0.65	0.83

Chemical	0.47	1.13

Transportation	0	1.52

Electricals	0	1.05

Others	2.27	5.96

Total	92.56	100.00

Cash	7.44

Total Net Asset: US$220.25M

(*)=Computer Service & Software

Top 10 Holdings of Total Fund Portfolio

As of 01/31/02	% of Total Portfolio

Taiwan Semiconductor	8.35

United Micro Electronics	6.65

AU Optronics	4.73

Quanta Computer	3.84

Fubon Financial Holding	3.68

Asustek Computer	3.11

Realtek Semiconductor	2.85

Nan Ya Plastics	2.62

Accton Technology	2.60

Formosa Chemicals & Fiber	2.47

Total	49.90

NAV: US$14.06	Price: US$12.36

Prem.: -12.09%	No. of Shares: 16.4M

Total Returns in US$ (%)**

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index

One Month	4.47	5.84
Fiscal Year to Date	30.79	28.63
One Year	-9.70	-8.38
Three Years	-0.71	-3.32
Five years	-6.14	-8.76
Ten Years	—	-2.47
Since Inception	8.40	12.28

**	Total returns are historical and assume changes in net asset value per share during each period and assumes that dividends and capital gains, if any, were reinvested. Past performance is not indicative of future results of the Fund. Returns for periods less than one year are not annualized.

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Premium/Discount of TWN

Market Data

	As of 12/31/01	As of 01/31/02
TAIEX	5551.24	5857.93

% change in NTD terms	25.00	5.52

% change in USD terms	23.09	5.53

NTD Daily avg. trading volume (In Billions)	146.69	150.06

USD Daily avg. trading volume (In Billions)	4.19	4.297

NTD Market Capitalization (In Billions)	10978.75	10938.81

USD Market Capitalization (In Billions)	313.69	313.27

FX Rate: (US$/NT$)	34.999	34.968

Taiwan’s Macro Economics Review

Liquidity conditions remain ample with M1B continuing on an improving trend since April of last year resulting from the effects of the aggressive easing of monetary policy. Industry production and export orders have bottomed out during 4Q01, with the electronic sector leading the way.

*	Disclaimer: This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures mentioned above are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell the securities mentioned.

*	Effective from 1st November 1999, the daily NAV of the Fund is available at Lipper and CDA Weisenberger, or you may call toll free (800) 636-9242.

*Please notify us immediately if you are having problems receiving this telecopy.	Fund Manager: Albert King Deputy Fund Manager: Li-Jeng Chen

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